Employment Agreement

This Employment Agreement (the “Agreement”), is entered into this 1st day of March, 2025, by and between TV Channels Network, Inc. (the “Company”), having a principal address at 7582 Las Vegas Blvd. South, Las Vegas, Nevada 89123, and Darryl Payne (the “Employee”), having a home address of 8777 W. Maule Ave., Las Vegas, Nevada 89148.

1.ENGAGEMENT AND DURATION

1.1The Company hereby engages the services of the Employee to perform the duties of President and Chief Executive Officer for the Company, and the Employee hereby accepts such engagement and agrees to perform the services to the best of her ability and in accordance with terms and conditions of this Agreement.

1.2The initial term of this Agreement shall commence upon execution of this Agreement, and shall be for an initial term of three (3) years from the date of this Agreement.  This Agreement can be renewed for successive one (1) year terms upon mutual agreement of the parties.

1.3Employee shall perform all work designated under the terms of this Agreement at the location of the Company’s corporate headquarters, or at such other locations as the Company and Employee jointly see fit.

2.DUTIES

2.1  The Employee shall perform various duties typically incumbent upon the Chief Executive Officer of a publicly traded company.  The Employee will report directly to the members of the Board of Directors when requested.

2.2The Employee shall use his best efforts to promote the interests of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee, perform faithfully and efficiently such responsibilities.

2.3The Employee will, subject to the terms of this agreement, comply promptly and faithfully with the Company’s reasonable instructions, directions, requests, rules and regulations as may be expected of a corporate President.  The Company shall not be deemed to have waived the right to require the Employee to perform any duties hereunder by assigning the Employee to any other duties or services or by assigning another individual to perform the duties of the Employee.

2.4The Employee’s performance of personal, civil, or charitable activities or the Employee’s service on any boards or committees as of the date of this Agreement or at any future time during the term of this Agreement shall not be deemed to interfere with the performance of the Employee’s services and responsibilities to the Company pursuant to this Agreement.

3.REMUNERATION AND BENEFITS

3.1Base Pay.  Employee shall receive the sum of three million dollars ($3,000,000.00) per year as Base Pay.  The Base Pay shall be paid to Employee on a semi-monthly basis, on the first (1st) day of each month and the fifteenth (15th) day of each month.

3.2Expense Reimbursement.  Employee shall be reimbursed by Company for all documented and reasonable expenses incurred by Employee as a result of the performance of his duties under this Agreement.

3.3Annual Bonus and Incentive Awards.  Employee shall receive, in addition to his Base Pay, an annual bonus based upon the Employee’s and the Company’s performance, to be determined by the Board of Directors.  Employee shall be eligible to receive annual grants of long-term incentive awards and participate in other Company employee benefit plans.

3.4Paid Vacation.  Employee shall be entitled to thirty (30) days of paid vacation per year.

4.RESTRICTIVE COVENANTS

4.1Delivery of Records

4.1.1Upon the termination of the Employee’s employment with the Company, the Employee will deliver to the Company all books, records, lists, brochures and other property belonging to the Company or developed in connection with the business of the Company.

4.2Confidentiality

4.2.1 The term “Confidential Information” means any and all information concerning the business of the Company which the Employee may receive or develop as a result of his/her employment.  All documents, procedures, policies, programs, reports, plans, proposals, technical information, know-how, systems and other information unique to the Company, its customers or principals, received or developed by the Employee are the property of the Company and/or such parties.  The Employee shall not make any unauthorized disclosure or use of and shall use his/her best efforts to prevent publication or disclosure or use of such confidential information.

4.2.2The Employee acknowledges that any unauthorized disclosure, reproduction or use of such Confidential Information by the Employee may result in material damages to the Company and consents to the issuance of an injunction or other equitable remedy to prohibit, prevent or enjoin unauthorized disclosure or use of Confidential Information by the Employee.

4.2.3 Except as authorized by the Company, the Employee will not:

(a)duplicate, transfer or disclose nor allow any other person to duplicate, transfer or disclose any of the Company’s Confidential Information;

(b) use the Company’s Confidential Information without the prior written consent of the Company; or

(c)incorporate, in whole or in part, within any domestic or foreign patent application any proprietary or Confidential Information disclosed by the Company.

4.2.4The Employee will safeguard all Confidential Information at all times so that it is not exposed to or used by unauthorized persons, and will exercise at least the same degree of care to protect the Employee’s own Confidential Information.

4.2.5The restrictive obligations set forth above shall not apply to the disclosure or use of information which:

(a)is or later becomes publicly known under circumstances involving no breach of this agreement by the Employee;

(b) is already known to the Employee at the time of receipt of the Confidential Information;

(c) is lawfully made available to the Employee by a third party; or

(d)is independently developed by and Employee of the Employee who has not been privy to the Confidential Information provided by the Company.

4.2.6If the Employee contends that any such information disclosed to him by the Company is in the public domain or was in the possession of the Employee prior to such disclosure and not under an obligation of confidence, the Employee will, within ten days of receipt by the Employee of such disclosure give written notice of such contention to the Company, which written notice shall include a complete identification of the information in question and the derivation thereof, including particulars of any contract in which the Employee or any other person has made use of such concept or information.  If the Employee has not within ten days of receipt by the Employee of such disclosure given such written notice to the Company, then it shall be conclusively presumed that all information communicated by the Company to the Employee concerning the development originated with the Company and constitutes secret and confidential information and know-how.

4.2.7The Employee hereby certifies that he has not brought and will not bring with the Employee to the Company or use while performing his Employee duties for the Company any materials or documents of a former employer of the Employee which are not generally available to the public except the know-how to which the right to use has duly licensed to the Company by such former employer.  The Employee understands that while employed by the Company, the employer is not to breach any obligation of confidence or duty and the Employee agrees that he will fulfill all such obligations during his employment with the Company.

4.2.8No patent right or licenses are guaranteed by this agreement and patent rights or licenses now or developed during the term of this agreement are the property of this Company.  The disclosure of Confidential Information under this agreement shall not result in any obligation for either party to grant any rights in its patent rights or confidential information, and no other obligations of any kind are assumed by or implied against either party, except for those stated in this agreement.

4.2.9The provisions of section 4.2 shall survive the termination of this agreement.

5.TERMINATION

5.1  Employee’s employment can be terminated by the Company at any time or by Employee upon the provision of 30 days’ notice to the Company. If the Company terminates Employee’s employment for a reason other than “Cause” (as defined below), Employee will be entitled to a severance payment in an amount equal to 12 months of Employee’s base salary in effect as of the termination. If Employee’s employment is terminated (i) by the Company without Cause following a “Change in Control” (as defined below), or (ii) following a Change in Control, because Employee has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Employee’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Employee will be entitled to a severance payment in an amount equal Employee’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination) plus the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company.  “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

5.2The rights of the Company and the Employee under this section 5 are in addition to and not in derogation of any other remedies which may be available to the Company or the Employee at law or in equity.

6.PERSONAL NATURE

6.1This agreement is personal and is entered into based upon the singular skill, qualifications and experience of the Employee.

7.WAIVER

7.1No consent or waiver, express or implied, by any party to this agreement of any breach or default by the other party in the performance of its obligations under this agreement or of any of the terms, covenants or conditions of this agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such party’s performance or in the terms, covenants and conditions of this agreement.  The failure of any party to this agreement to assert any claim in a timely fashion for any of its rights or remedies under this agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party’s right to assert such claim at any time thereafter.

8.NOTICES

8.1Any notice relating to this agreement or required or permitted to be given in accordance with this agreement shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid to the address of the parties set out on the first page of this agreement.  Any notice shall be deemed to have been received if delivered, when delivered, and if mailed, on the fifth day (excluding Saturdays, Sundays and holidays) after the mailing thereof.  If normal mail service is interrupted by strike, slowdown, or other cause, a notice sent by registered mail will not be deemed to be received until actually received and the party sending the notice shall utilize any other services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof.

8.2Each party to this agreement may change its address for the purpose of this section 8.0 by giving written notice of such change in the manner provided for in section 8.1.

9.APPLICABLE LAW

9.1This agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United applicable therein, which shall be deemed to be the proper law hereof.

10.SEVERABILITY

10.1If any provision of this agreement for any reason be declared invalid, such declaration shall not effect the validity of any remaining portion of the agreement, which remaining portion shall remain in full force and effect as if this agreement had been executed with the invalid portion thereof eliminated and is hereby declared the intention of the parties that they would have executed the remaining portions of this agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

11.ENTIRE AGREEMENT

11.1This agreement constitutes the entire agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than set forth in this agreement and there are no agreements collateral hereto other than as are expressly set forth or referred to herein. This agreement cannot be amended or supplement except by a written agreement executed by both parties hereto, provided that if the Company becomes listed on any U.S. stock market or quotation system, the terms of this agreement may upon mutual agreement be renegotiated.

12.ARBITRATION

12.1In the event of any dispute arising in the determination of the compensation to be paid pursuant to section 5 or of the Employee’s salary as set out in this agreement, the matter in dispute shall be referred to the auditors of the Company for determination.  If the auditors cannot agree on a determination of the matter in dispute within ten days following the referral to them, the matter in dispute shall be referred to a single arbitrator agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

13.NON-ASSIGNABILITY

13.1This agreement shall not be assigned by either party to this agreement without the prior written consent of the other party to this agreement.

14.BURDEN AND BENEFIT

14.1This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

15.COUNTERPART

15.1This Agreement may be executed in counterpart and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Independent Employee Agreement as of the date set out on the first page of this agreement.

TV CHANNELS NETWORK, INC.	DARRYL PAYNE
(“Company”)	(“Employee”)

For the Company	Darryl Payne